                                                                    Exhibit 11.1

                                  LYCOS, INC.

                Computation of Shares Used in Computing Basic
                    and Diluted Net Income (Loss) Per Share
                                  (Unaudited)

                                                    Three Months Ended                          Six Months Ended
                                                        January 31,                               January 31,
                                               ---------------------------------        -----------------------------------
                                                    1999                 1998               1999                 1998
                                               -----------           -----------        ------------            -----------
                                                (Restated)                                (Restated)

 Common stock, beginning of period.......       41,909,950            28,190,746          38,282,762             27,593,240
 Weighted average common shares
    issued during the period, net........        1,046,456               318,754           4,150,416                756,883
 Common stock options and warrants using
  the treasury stock method..............               --             1,128,948                  --              1,065,496
                                              ------------           -----------        ------------            -----------
                                                42,956,406            29,638,448          42,433,178             29,415,619
                                              ============           ===========        ============            ===========
Net income (loss)........................     $(13,752,650)          $   301,119        $(17,348,583)           $   408,599
                                              ============           ===========        ============            ===========
Basic and diluted net income (loss)
       per share.........................     $      (0.32)                $0.01        $      (0.41)                 $0.01
                                              ============           ===========        ============            ===========
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